Exhibit 99.2
First Quarter Highlights April 2011 Our mission is to help everyone discover, preserve and share their family history.

Safe Harbor Summary This presentation contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated. In some cases, you can identify forward-looking statements by the use of “intend,” “plan,” “seek,” “anticipate,” “believe,” these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Factors that could materially affect actual results, levels of activity, performance or achievements include those listed under the caption “Risk in our filings with the SEC. Factors” We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise. This presentation also contains references to non-GAAP financial measures. A presentation of and reconciliation to the most directly comparable GAAP financial measure can be found at http://ir.ancestry.com/results.cfm.

Executing on Our Growth Strategy 1. Provide our subscribers with the content they want Census records Vital records Blockbuster record sets 2. Keep making our product better and easier to use Improved search functionality
Easier browse experience 3. Build category awareness and a great Ancestry.com brand Successful marketing campaigns and TV advertising
Who Do You Think You Are? 4. Do all of this globally

First Quarter 2011 Results Q1 2011 GUIDANCE Subscribers Revenue Adjusted EBITDA EPS(1) (Fully diluted) (1) No guidance was given for EPS ACTUAL 1.615M $91.0M $25.6M $0.18

Total Subscribers

Total Subscribers (Daily through 3/31/11)

Gross Subscriber Additions

Duration Mix Gross Subscriber Additions

Net Subscriber Additions

Duration Mix Total Subscriber Base

Monthly Subscriber Churn Note: Monthly churn is a measure representing the number of subscribers that cancel in the quarter divided by the sum of beginning subscribers and gross subscriber additions during the quarter, divided by three.

Subscriber Acquisition Cost Note: Subscriber acquisition cost is external marketing and advertising expense, divided by gross subscriber additions in the quarter.

Average Monthly Revenue per Subscriber Note: Average monthly revenue per subscriber, or ARPU, is total subscription revenues earned in the quarter from subscriptions to one of the Ancestry.com Web sites divided by the average number of subscribers in the quarter, divided by three. The average number of subscribers for the quarter is calculated by taking the average of the beginning and ending number of subscribers for the quarter.

Selected Financial Data
| | | | | | | | | Q1’09 Q2’09 Q3’09 Q4’09 Q1’10 Q2’10 Q3’10 Q4’10 Revenue $53.2 $54.6 $57.0 $60.1 $64.4 $74.5 $79.3 $82.7 $91.0 y/y change 13% 14% 14% 15% 21% 36% 39% 38% 41% Gross Profit 42.0 43.3 45.6 47.8 51.4 62.0 66.9 68.6 75.3 margin 79% 79% 80% 79% 80% 83% 84% 83% 83% Adj. EBITDA 16.5 18.4 17.9 18.7 17.0 25.3 29.0 29.7 25.6 margin 31% 34% 31% 31% 26% 34% 37% 36% 28% Net Income 3.5 4.7 4.0 9.1 4.0 8.5 11.8 12.6 9.0 EPS (Fully diluted) $0.09 $0.12 $0.10 $0.20 $0.08 $0.18 $0.24 $0.25 $0.18
*In millions, except per share data Note: Adjusted EBITDA is a non-GAAP financial measure. A presentation of and reconciliation to Net Income, the most directly comparable GAAP financial measure, can be found at http://ir.ancestry.com/results.cfm.

Business Outlook Q2 2011 FY 2011 Revenue $98.0 to $100.0 $395 to $400 M Adjusted EBITDA $35.0 to $37.0 M $135 to $140 M Approximately Approximately Total subscribers 1,670,000 1,710,000-1,730,000